Exhibit 99.1

Diversity of Customer Base – December 31, 2003 Enrollment

5,932,000 Large Group ASO (includes 1.2 million network access members and 1.0 million BlueCard “host” members)

4,132,000 Large Group Insured

1,497,000 Individual

1,415,000 Small Group

845,000 Medi-Cal (California Medicaid program)

726,000 Other State Sponsored Programs

464,000 Seniors

Specialty Products

For the year ended December 31, 2002, net income for the Company’s Specialty segment composed 13% and net income for the Company’s Health Care segment composed 87% of the Company’s net income for the Company’s Health Care and Specialty segments combined.

For the year ended December 31, 2003, net income for the Company’s Specialty segment composed 14% and net income for the Company’s Health Care segment composed 86% of the Company’s net income for the Company’s Health Care and Specialty segments combined.

From the year ended December 31, 2002 to the year ended December 31, 2003, net income for the Company’s Health Care segment grew 40% and net income for the Company’s Specialty segment grew 55%.